Exhibit 10.7.3

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K due to personal privacy concerns or pursuant to Item 601(b)(10)(iv) because it is both not material and is the type of information that the registrant treats as private or confidential. Redacted information is indicated by: [***]

This third amendment to the UNIVERSITY HEALTH NETWORK - AMORFIX LIFE SCIENCES LICENSE AGREEMENT (the “Third Amendment”) is made effective this 4th day of November, 2013, (the “Effective Date”) by and between:

UNIVERSITY HEALTH NETWORK, an Ontario corporation incorporated by special statute under the Toronto Hospital Act, 1997, having a business office at 101 College Street, Suite 150, Heritage Building, MaRS Centre, Toronto, Ontario M5G 1L7 Canada (“UHN”);

And

AMORFIX LIFE SCIENCES LTD., a Canada corporation with offices located at 3403 American Drive, Mississauga, ON L4V 1T4, (“AMF”);

WHEREAS

A.	The Parties entered into an exclusive license agreement effective the 4th day of April, 2006 (the “Agreement”), which was amended on the 13th day of July, 2006 (the “First Amendment”), was further amended on the 11th day of July 2007 (the “Second Amendment”) and was further amended pursuant to a letter agreement as between UHN, AMF and Biogen in order to accommodate a sublicense as between AMF and Biogen (the “Letter Agreement”) all collectively the “License Agreements”.

B.	The Agreement dictates that UHN grants to AMF an exclusive license in any and all of its rights to the Technology, and Technology is defined in the Agreement both as (i) “a SOD1 [human superoxide dismutase 1] exposed dimer interface antibody” and later as (ii) “all allowed claims in Intellectual Property in and to the invention described in and/or listed in Schedule “A” and all Intellectual Property Rights related to or arising therefrom, excluding Improvements by UHN and Improvements by Licensee”. Pursuant to the Agreement, “Improvements by UHN” is a defined term, but “Improvements by Licensee” is not. None of the License Agreements provide a definition of Improvements by Licensee.

C.	The Second Amendment recognized that UHN possessed further ownership rights in the “Technology” that should have been identified in the original Agreement, and replaced Schedule “A” with Amended Schedule “A’ which lists various intellectual property including the following:

a.	priority patent applications [***]; [***], and [***] and [***] [sic [***]] and the PCT counterpart,

b.	all applications that may be filed based on the foregoing, including, without limitation, all regular, divisional or continuation, applications based in whole or in part on the foregoing, and all applications corresponding to the foregoing filed in any country

c.	all issued and unexpired patents resulting from any of the applications described above.

d.	all issued and unexpired reissues, reexaminations, renewals or extensions that may be based on any of the patents described above (the “Amended Schedule “A” Intellectual Property”)

D.	Pursuant to the License Agreements, “UHN shall partially own all applications and registrations for Intellectual Property Rights for the Technology”;

E.	AMF has had the primary responsibility for prosecuting all intellectual property relating to human superoxide dismutase 1 (“SOD 1”). AMF has dropped UHN ownership in US application no. [***] (now issued as [***]) and US application no. [***] (now issued as [***]) which is a continuation in part application of [***]. Both [***] and [***] are considered Amended Schedule “A” Intellectual Property.

F.	AMF is now requesting that UHN assign ownership in US Application No. [***] filed on June 8, 2011 entitled Methods and Compositions to Treat and Detect Misfolded-SOD1 Mediated Diseases, which is a continuation application of [***] and US Application No. [***], filed on December 24, 2010 entitled Methods and Compositions to Treat and Detect Misfolded-SOD1 Mediated Diseases, (the “Applications”) in order to overcome and obviousness double patenting rejections with Amended Schedule A Intellectual Property now solely owned by AMF;

G.	The Parties agree that ownership of the Amended Schedule “A” Intellectual Property by UHN is not of primary concern. Instead, the Parties wish to ensure that UHN’s contribution the patented technology relating to disease specific epitopes of human superoxide dismutase I, via its inventors Avi Chakrabartty and Rishi Rakhit, is appropriately rewarded.

NOW THEREFORE this Amendment witnesses that in consideration of the premises and mutual agreements and covenants herein contained, the receipt and sufficiency of which is hereby mutually acknowledged, the Parties covenant and agree as follows:

1.            Amended and Restated License Agreement

1.1            The Parties shall amend and restate the License Agreements (the “Amended and Restated License Agreement”) to ensure that the Amended and Restated License Agreement is consistent with the License Agreements as further clarified by this Third Amendment. To the extent that there is a question of the intention of the Parties when drafting the Amended and Restated License Agreement, the intention of the Parties as determined with reference to this Third Amendment shall govern.

1.2            The Amended and Restated License Agreement shall amend Section 3.1 (dealing with the consideration of the License granted), such that the Licensee agrees to make payments to UHN according to new Schedule “C” attached hereto as Appendix “A” (“New Schedule “C””).

1.3            The Amended and Restated License Agreement shall define the Technology to be “the invention(s) described in and/or listed in Amended Schedule “A” and all Intellectual Property Rights therein”, regardless of ownership, on the basis that the Parties recognize that of primary relevance to the intention of the Parties is the consideration as outlined in New Schedule “C”.

1.4            The Amended and Restated License Agreement shall clarify that the Buyout Option applies when UHN assigns all interests pursuant to New Schedule “C” and any residual ownership interests in the Technology (as newly defined in Section 1.3).

1.5            The Amended and Restated License Agreement shall clarify that the Licensee will not challenge the validity of any Intellectual Property Rights in the Technology (as newly defined in Section 1.3).

2.            Amended and Restated License Agreement. UHN shall assign to AMF its ownership rights in the Applications in the assignment document attached hereto as Appendix “B” (the “Assignment”) and shall further assign all other ownership rights in and to any Intellectual Property Rights in the Technology (as newly defined in Section 1.3) required to give effect to the intention of the Parties as outlined in this Third Amendment.

3.            Counterparts. This Third Amendment may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

In witness whereof the Parties hereto have executed this Amendment effective the date first written above,

UNIVERSITY HEALTH NETWORK	AMORFIX LIFE SCIENCES LTD.

/s/ Christopher J. Paige	/s/ Warren Whitehead
Per: Christopher J. Paige, PhD	Per: Warren Whitehead
Title: Vice President Research	Title: Chief Financial Officer
I have the authority to bind the entity.	I have the authority to bind the entity.

APPENDIX “A”

New Schedule “C”

Milestone Payments

Diagnostic	Payment
Upfront fee upon the signing of the Agreement.	$[***]
The first detection of any Disease Specific Epitope (DSE) in a human CSF sample where such detection would infringe a Valid Claim of the Technology (where a Valid Claim as defined in this Appendix A is an allowed claim or a claim that later becomes allowed, irrespective of whether such claim is subsequently abandoned, disclaimed or dedicated to the public) where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim (as inventorship is defined pursuant to U.S. Patent Law)	$[***]
The first detection of any DSE epitope in a human blood sample, where such detection would infringe a Valid Claim of the Technology where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are inventors of the subject matter encompassed in the Valid Claim, are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
First Product approval in Canada, USA, Europe or Japan where the Product would infringe a Valid Claim of the Technology where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
Therapeutic
Upfront fee upon the signing of the Second Amendment.	$[***]
Completion of Phase I studies where the activities pursuant to the Phase I studies, or the use of the product for which Phase I studies are being done, would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
Completion of Phase II studies where the activities pursuant to the Phase II studies, or the use of the product for which Phase II studies are being done, would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
Completion of Phase III studies where the activities pursuant to the Phase III studies, or the use of the product for which Phase III studies are being done, would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
First Product approval in Canada, USA, Europe or Japan where the Product and/or the use thereof would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]

Buyout Payments under section 2.2

Diagnostic	Payment
Upon signing of this Agreement	$[***]
a. Detection of any DSE Epitope, in CSF human samples where such detection would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
b. Detection of any DSE Epitope in blood samples where such detection would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim	$[***]
Therapeutic
Upon signing of this Agreement	$[***]
a. Completion of Phase I studies where the activities pursuant to the Phase I studies, or the use of the product for which Phase I studies are being done, would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]
b. Completion of Phase II studies where the activities pursuant to the Phase II studies, or the use of the product for which Phase II studies are being done, would infringe a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are Inventors of some or all of the subject matter encompassed within the Valid Claim.	$[***]

Royalty

Field

Percent Royalty rate from Net Sales received by the Licensee or sublicensees in each Quarter Yearly Period for all Products and Services sold, where such Product or Service infringes a Valid Claim of the Technology, where Avi Chakrabartty and/or Rishi Rakhit (whether alone or in conjunction with non-UHN inventors) are inventors are Inventors of some or all of the subject matter encompassed within the Valid Claim.

Each payment shall be made within thirty (30) days of the end of each Quarter Yearly Period; and,

Diagnostic Use	[***]%
Therapeutic Use	[***]%

APPENDIX B:
ASSIGNMENT

ASSIGNMENT

WHEREAS, Amorfix Life Sciences Ltd. whose full post office address is 3403 American Drive, Mississauga, Ontario L4V 1T4, Canada, and University Health Network whose full post office address is R. Fraser Elliott Building, 1st Floor 190 Elizabeth St., Toronto, ON M5G 2C4, Canada are the owners of the inventions disclosed in U.S. Patent Application No. 12/978,478, filed on December 24, 2010 entitled Methods and Compositions to Treat and Detect Misfolded-SOD1 Mediated Diseases, and in U.S. Patent Application No. 13/155,939, filed on June 8, 2011 entitled Methods and Compositions to Treat and Detect Misfolded-SOD1 Mediated Diseases (hereinafter “the Applications”);

WHEREAS, Amorfix Life Sciences Ltd. desires to acquire all the rights in and to the Applications.

NOW THEREFORE, in consideration of the execution of the Third Amendment to which this Assignment is attached as Appendix “B”, and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, University Health Network agrees to and does hereby sell, transfer and set over to Amorfix Life Sciences Ltd., all their right, title and interest in and to the Applications in the United States of America, and all Patents and continuing applications deriving therefrom, including any divisionals, continuations, re-examinations, reissues and extensions thereof in the United States of America, to be held and enjoyed by Amorfix Life Sciences Ltd. its assigns and successors.

Amorfix Life Sciences Ltd. and University Health Network authorize and empower Bereskin & Parr LLP/S.E.N.C.R.L., s.r.l., whose complete address is Scotia Plaza, 40 King Street West, 40th Floor, Toronto, Ontario M5H 3Y2, to insert on this Assignment any further identification which may be necessary or desirable in order to comply with the rules for recordation of this document in the United States and to correct any clerical error in this assignment.

The Commissioner of Patents & Trademarks is hereby authorized and requested to issue any Letters Patent for the Applications, and all related applications thereon, to the Assignee, to the full end of the term for which Letters Patent may be granted, as fully and entirely as the same would have been held by the Assignors had this Assignment not been made.

The Parties confirm their express wish that this Assignment be drawn up in the English language. Les parties conferment leur volonte expresse que cette cession soft recligee en langue anglaise.

SIGNED AT Toronto, ON, this 6th day of November, 2013.

/s/ Jacquel S	/s/ Christopher Paige
Witness	University Health Network

SIGNED AT Toronto, ON, this 4th day of November, 2013.

/s/ Lynda Covello	/s/ Warren Whitehead
Witness	Amorflix Life Sciences Ltd.